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                                                                     EXHIBIT 1.8



                                     KB HOME
                            (A DELAWARE CORPORATION)

                                  $150,000,000

                          6 1/4% SENIOR NOTES DUE 2015


                             UNDERWRITING AGREEMENT



                                                                   June 21, 2005



Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        KB Home, a Delaware corporation (the "Company"), and the Company's subsidiaries listed on Schedule A hereto (the "Guarantors") confirm their agreement with Citigroup Global Markets Inc. ("Citigroup") and each of the other underwriters, if any, named in Schedule B hereto (collectively, the "Underwriters," which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom Citigroup is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $150,000,000 aggregate principal amount of the Company's 6 1/4% Senior Notes due 2015 (the "Securities"). The Securities will be unconditionally guaranteed on a senior basis by each of the Guarantors (the "Guarantees") pursuant to the Indenture (as defined below). In the event that only a single Representative is named in the first sentence of this paragraph, then all references herein to the "Representatives" shall be deemed to mean and refer to such single Representative, mutatis mutandis. In the event that only a single Underwriter is named on Schedule B hereto, then (i) all references herein to the "Underwriters" shall be deemed to mean and refer to such single Underwriter, mutatis mutandis, and (ii) the provisions of Section 10 shall not be applicable and all references herein to Section 10 shall be disregarded.

        The Securities are to be issued by "re-opening" an existing series of debt securities issued by the Company designated as its "6 1/4% Senior Notes due 2015" (the "Existing Securities").


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        The Securities are to be issued pursuant to an Indenture (the "Original
Indenture") dated as of January 28, 2004, as amended and supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") thereto dated as of January 28, 2004 and as further amended and supplemented by the Second Supplemental Indenture (the "Second Supplemental Indenture") thereto dated as of June 30, 2004 (as so amended and supplemented, the "Indenture"), each among the Company, the Guarantors and SunTrust Bank, as trustee (the "Trustee").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-120458) (the "Current Registration Statement") for the registration under the Securities Act of 1933 (the "1933 Act") of, among other securities, debt securities, which registration statement was declared effective by the Commission on November 29, 2004 and copies of which have heretofore been delivered to you. The Current Registration Statement, as amended (if applicable) at the date of this Agreement and including all documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the "Registration Statement." The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") the Prospectus Supplement (as defined in
Section 3(i) hereof) and the related prospectus dated November 29, 2004 (the "Base Prospectus") relating to the Securities and Guarantees, and has previously advised you of all further information (financial and other) with respect to the Company and the Guarantors set forth therein. The Base Prospectus together with the Prospectus Supplement, in the respective forms first provided to the Underwriters for use in confirming sales of the Securities, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The Company may have also prepared a preliminary prospectus supplement relating to the Securities and the Guarantees (a "Preliminary Prospectus Supplement"), in which case such Preliminary Prospectus Supplement, together with the Base Prospectus and all documents incorporated or deemed to be incorporated by reference in such Preliminary Prospectus Supplement or the Base Prospectus, are hereinafter referred to, collectively, as a "Preliminary Prospectus."

        All references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described in" or "referred to" in the Registration Statement, the Prospectus or any Preliminary Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or such Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Agreement (in the case of the Registration Statement or



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the Prospectus) or after the date of the applicable Preliminary Prospectus
Supplement (in the case of such Preliminary Prospectus), as the case may be, which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or such Preliminary Prospectus, as the case may be.

        The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities and the Guarantees as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        This Agreement, the Securities and the Indenture are hereinafter sometimes referred to, collectively, as the "Operative Documents" and, individually, as an "Operative Document."

        All references herein to a "subsidiary" or "subsidiaries" of the Company shall include, without limitation (i) the Guarantors and (ii) all other subsidiaries of the Company, including any consolidated joint ventures in which the Company or any of its other subsidiaries is a participant, any consolidated limited and general partnerships in which the Company or any of its other subsidiaries owns partnership interests and any consolidated limited liability companies in which the Company or any of its other subsidiaries owns membership interests (such joint ventures, limited and general partnerships and limited liability companies being hereinafter called, collectively, the "Partnerships" and, individually, a "Partnership").

         SECTION 1. Representations and Warranties.

        (a) The Company and the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof (such date being hereinafter referred to as the "Representation Date") and as of the Closing Time (as defined below) as follows:

               (i) The Company and the Guarantors meet the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective and as of the Representation Date, the Base Prospectus, as of its date and as of the Representation Date, any Preliminary Prospectus, as of the date of the related Preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement, complied and comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and as of the Representation Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time does not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the



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        Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility of a trustee under the 1939 Act filed or incorporated by reference as an exhibit to the Registration Statement (a "Form T-1").

               (ii) Ernst & Young LLP, whose reports are incorporated by reference into the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

               (iii) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the Company's ratios of earnings to fixed charges and, if applicable, of earnings to combined fixed charges and preferred stock dividends (including the amounts the ratios would have been were interest on the outstanding collateralized mortgage obligations of the Company's wholly owned limited purpose financing subsidiaries included in such ratios' calculation) included in the Base Prospectus under the caption "Ratios of Earnings to Fixed Charges" and in the Prospectus Supplement under the caption "Selected Consolidated Financial Data" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the pro forma financial statements, if any, and related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends in customary amounts per share on the Company's common stock, par value $1.00 per share (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. As used in this subsection (iv), the term "Registration Statement"



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        means the Registration Statement as in effect on the date of this
        Agreement and the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

               (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (vi) Each Significant Subsidiary (as defined below) is either a corporation or a Partnership. Each Significant Subsidiary has been duly organized and is validly existing as a corporation or Partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of each Significant Subsidiary that is a Guarantor, to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the outstanding equity interests in each Significant Subsidiary which is a Partnership have been duly authorized (if applicable) and validly issued, are fully paid and (except for general partnership interests) non-assessable and are owned by the Company (except to the extent that a minority interest in the Partnership is reflected in the Company's consolidated financial statements included or incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. For purposes of this Agreement, "Significant Subsidiary" means (i) each Guarantor and (ii) any subsidiary of the Company (including, without limitation, any Partnership) that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (as in effect on January 1,
        1996), but substituting "8%" for "10%" wherever "10%" appears in such definition. Schedule A hereto sets forth the names of the Guarantors and, in the case of any Guarantor that is a limited partnership, the names of all of its general partners and, in the case of each Guarantor and each such general partner, its jurisdiction of organization and whether



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        such Guarantor or general partner, as the case may be, is a corporation, limited or general partnership, limited liability company or other entity.

               (vii) (A) The authorized, issued and outstanding capital stock of the Company is as set forth in the audited consolidated balance sheet as of November 30, 2004 appearing in the Company's Annual Report on Form 10-K for the fiscal year then ended (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Prospectus and except for such stock dividends and increases in authorized capital stock as are disclosed in the Prospectus Supplement (as defined below) under the caption "Prospectus Supplement Summary -- Recent Developments"); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock, the Company's authorized but unissued special common stock, par value $1.00 per share (the "Special Common Stock"), and the Company's authorized and unissued preferred stock, par value $1.00 per share (the "Preferred Stock"), conform to the respective statements relating thereto included in the Prospectus;

               (B) the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued by the Company, authenticated by the Trustee and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the consideration set forth herein, the Securities will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture;

               (C) The Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture have been duly authorized, executed and delivered by the Company and each of the Guarantors and constitute valid and binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, except in each case as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and the Indenture has been duly qualified under the 1939 Act; and, after giving effect to the sale of Securities and the sale of any other securities registered pursuant to the Registration Statement and issued or to be issued prior to the delivery of the Securities, the aggregate amount of Securities which will have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold securities registered pursuant to the Registration Statement; and

               (D) the Operative Documents and the Guarantees conform and will conform in all material respects to the respective descriptions thereof contained in the Prospectus.

               (viii) The Company is not in violation of its charter or by-laws and none of the Significant Subsidiaries is in violation of its charter or by-laws or other organizational



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        documents, and neither the Company nor any of its Significant
        Subsidiaries is in default in the performance or observance of (A) any obligation, agreement, covenant or condition contained in:

                      (1) the Company's Revolving Loan Agreement dated as of
               October 24, 2003 among the Company, the banks party thereto, Bank of America, N.A. as Administrative Agent, and the other parties thereto, including all amendments and supplements thereto, if any, and any promissory notes or other agreements, guarantees or instruments entered into in connection therewith (the "Revolving Loan Agreement"),

                      (2) the Company's 7-3/4% Senior Subordinated Notes due
               2010, 9-1/2% Senior Subordinated Notes due 2011 or 8-5/8% Senior Subordinated Notes due 2008 (collectively, the "Senior Subordinated Notes"), the Indenture dated as of November 19, 1996 between the Company and SunTrust Bank (as successor to SunTrust Bank, Atlanta), as amended and supplemented by the First Supplemental Indenture thereto dated as of December 18, 2003 between the Company, SunTrust Bank and the guarantors named therein, pursuant to which the Senior Subordinated Notes were issued (as so amended and supplemented, the "Senior Subordinated Indenture," which term, as used herein, includes the respective instruments establishing the form and terms of the Senior Subordinated Notes) or the guarantees (the "Senior Subordinated Guarantees") of the Senior Subordinated Notes,

                      (3) the Amended and Restated Mortgage Loan Warehousing
               Agreement, dated as of June 30, 2004, and the $300 million Master Loan and Security Agreement, dated as of May 13, 2002, as amended and restated, both of which agreements were entered into by a subsidiary of the Company and the other parties thereto, including all amendments and supplements thereto, if any, and any promissory notes and other instruments or agreements entered into in connection therewith (together, the "Mortgage Banking Agreement"),

                      (4) 8-3/4% senior notes due 2009 (the "French Notes") of
               KBSA (as defined below) or any indenture, fiscal agency agreement or other instrument agreement under or pursuant to which the French Notes were issued or are outstanding (as the same may be amended or supplemented from time to time, the "French Indenture"), or

                      (5) any outstanding debt securities previously issued
               under the Indenture (the "Senior Notes"), the Indenture or the guarantees of the Senior Notes (the "Senior Guarantees"),

        (the Revolving Loan Agreement, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Subordinated Guarantees, the Mortgage Banking Agreement, the Senior Notes, the Indenture and the Senior Guarantees are hereinafter called, collectively, the "Subject Instruments" and, individually, a "Subject Instrument") or (B) any obligation, agreement, covenant or condition contained in any other contract, indenture,



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        mortgage, loan agreement, note, lease or other instrument to which the
        Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, which default or violation would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the other Operative Documents, and the consummation of the transactions contemplated herein and in the other Operative Documents and compliance by the Company and the Guarantors with their respective obligations under this Agreement and the other Operative Documents to which they are parties, have been duly authorized by all necessary action, corporate or other, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Subject Instruments), or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except (other than in the case of the Subject Instruments and the Prior Underwriting Agreement (as hereinafter defined)) for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Significant Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree. For purposes of this paragraph
        (viii), the term "Significant Subsidiary" shall include, without limitation, Kaufman & Broad S.A. ("KBSA"), whether or not it is in fact a "Significant Subsidiary" as defined.

               (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is not so disclosed and (net of reserves and insurance) which the Company believes might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the other Operative Documents; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the documents incorporated or



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        deemed to be incorporated by reference in the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

               (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Securities or the Guarantees or the consummation by the Company or any Guarantor of any of the other transactions contemplated hereby or by any of the other Operative Documents, except such as may be required and have been obtained under the 1933 Act, the 1933 Act Regulations and the 1939 Act, and such as may be required under state securities laws.

               (xi) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

               (xii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective, at the Representation Date and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xiii) The Securities rank and will rank senior in right of payment to the Senior Subordinated Notes and pari passu in right of payment with the Senior Notes. The Guarantees rank and will rank senior in right of payment to the Senior Subordinated Guarantees and pari passu in right of payment with the Senior Guarantees.

               (xiv) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

               (xv) The Company and each of the Significant Subsidiaries have good and marketable title to all of their respective properties, in each case free and clear of all liens, encumbrances and defects, except (i) customary liens and encumbrances arising in the ordinary course of the Company's construction and development business and the financing thereof, (ii) as stated or incorporated by reference in the Prospectus or (iii) such as do not materially affect the value of such properties in the aggregate to the Company and its subsidiaries considered as one enterprise and do not materially interfere with the use made and proposed to be made of such properties.

               (xvi) The Company and its Significant Subsidiaries possess such certificates, authorities and permits issued by the appropriate state, federal and foreign regulatory agencies or bodies necessary to conduct all material aspects of the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such

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        certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xvii) No default or event of default with respect to any Indebtedness (as such term is defined in the Base Prospectus under the caption "Description of Debt Securities -- Certain Definitions") of the Company or any of its Significant Subsidiaries entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or any of the other Operative Documents, the issuance and sale of the Securities or the Guarantees or the consummation of the transactions contemplated hereby or thereby.

               (xviii) The Company and each of the Significant Subsidiaries have filed all tax returns required to be filed, which returns, as amended, are complete and correct in all material respects, and neither the Company nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect to said returns which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xix) The Company and its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xx) There are not and will not be, at any time from and including the date of this Agreement through and including the Closing Time, any "Related Persons" (as defined in Article Eighth of the Company's charter).

               (xxi) None of the Operative Documents or the Guarantees is or will be, and no payment by the Company or any of the Guarantors of any amounts payable under or pursuant to any of the Operative Documents or the Guarantees (including, without limitation, any principal, premium, if any, or interest) is or will be, subject to any usury law or other limitation on the rate or amount of interest or other amounts payable thereunder or the yield thereon (collectively, "Usury Laws"), or violates, contravenes or breaches, or will violate, contravene or breach, any Usury Laws.

               (xxii) Neither the Company nor any of the Guarantors is, and upon issuance and sale of the Securities and the Guarantees as contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, neither the

        Company nor any of the Guarantors will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiii) No subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it is or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, except for the Revolving Loan Agreement, the Senior Subordinated Indenture and the Indenture. The Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings, bonds, notes, debentures or other indebtedness or lease obligations of the Company, other than the Revolving Loan Agreement, the Senior Subordinated Indenture and the Indenture. The only persons or entities that have guaranteed the Senior Subordinated Notes or the Senior Notes or any indebtedness or other obligations of the Company under the Revolving Loan Agreement, the Senior Subordinated Indenture or the Indenture are the Guarantors.

               (xxiv) The Company and, to the best of its knowledge, its officers and directors in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith that are effective as of the date hereof, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xxv) The Company and its Significant Subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where such noncompliance with Environmental Laws would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval or any related constraints on operating activities or any potential liabilities to third parties) which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xxvi) Neither the Company nor any Significant Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Significant Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Significant Subsidiary is or has ever been a participant, except where such liability would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. With respect to such plans, the Company and each Significant Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, except where such noncompliance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xxvii) The Securities and the Existing Securities will constitute a single series of debt securities under the Indenture.

               (xxviii) UBS Securities LLC ("UBS") has executed and delivered to the Company a signed letter dated June 20, 2005 (the "Waiver Letter"), pursuant to which UBS waived the provisions of Section 3(k) of the Underwriting Agreement dated as of May 25, 2005 (the "Prior Underwriting Agreement") among the Company, the Guarantors and UBS, insofar as such
        Section 3(k) applies to the Securities, and the Waiver Letter is in full force and effect.

        (b) Any certificate signed by any officer or other authorized signatory of the Company or any of the Guarantors and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and the Guarantors to each Underwriter as to the matters covered thereby.

        SECTION 2. Sale and Delivery to Underwriter; Closing.

        (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 100.614% of the principal amount thereof plus $651,041.67 (such dollar amount being the amount of accrued interest on the Securities from June 2, 2004 to but excluding the Closing Time), the aggregate principal amount of Securities set forth in Schedule B opposite the name of such Underwriter, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

        (b) Payment of the purchase price for the Securities shall be made at the offices of the Company, 10990 Wilshire Boulevard, Los Angeles, California, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 a.m., California time, on June 27, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery of the Securities being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the several Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Citigroup, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for any Securities to be purchased by any Underwriter whose payment therefor has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. (New York City time) on the last business day prior to Closing Time in New York, New York.

        SECTION 3. Covenants of the Company. The Company and each Guarantor, jointly and severally, covenant with each Underwriter as follows:

               (a) During the period beginning on the date of this Agreement through and including the date (the "Termination Date"), which date shall not be earlier than the Closing Time, as evidenced by a notice from Citigroup to the Company (which notice from Citigroup may be in writing or oral), on which all of the Securities shall have been sold by the Underwriters and the Prospectus is no longer required to be delivered under the 1933 Act or the 1934 Act, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act by the Company or any Guarantor, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) During the period beginning on the date of this Agreement through and including the Termination Date, the Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus first provided to the Underwriters for use in confirming sales of the Securities, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

               (c) The Company has delivered to the Representatives one copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Representatives may reasonably request.

               (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

               (e) If, during the period beginning on the date of this Agreement through and including the Termination Date, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Representatives and counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

               (f) The Company and the Guarantors will endeavor, in cooperation with the Underwriters, to qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that neither the Company nor any of the Guarantors shall be obligated to qualify as a foreign corporation or other entity, as the case may be, in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities or the Guarantees have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities or the Guarantees for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

               (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby (or 120 days in the case of the close of the Company's fiscal year), an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

               (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under "Use of Proceeds."

               (i) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the terms of the Securities and the Guarantees, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with such Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

               (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

               (k) During a period from and including the date of this Agreement through and including the day which is 30 days after the date of this Agreement, the Company will not, without the prior written consent of Citigroup, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or any securities convertible into or exchangeable or exercisable for any debt securities (except for the Securities sold to the Underwriters pursuant to this Agreement); provided that the foregoing shall not prevent the Company from making borrowings under the Revolving Loan Agreement or under bank credit lines.

        SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing or reproduction of this Agreement and the other Operative Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of counsel and accountants to the Company and the Guarantors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of any Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) any fees and expenses of a depositary in connection with holding the Securities in book-entry form.

        If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors herein contained, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to the following further conditions:

               (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

               (b) At Closing Time the Representatives shall have received:

                      (1) The favorable opinion, dated as of Closing Time, of
               Munger, Tolles & Olson LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                             (i) The Company has been duly incorporated and is
                      validly existing as a corporation in good standing under the laws of the State of Delaware.

                             (ii) The Indenture has been duly authorized,
                      executed and delivered by the Company and each of the California Guarantors (as defined below); assuming, solely insofar as the opinion set forth below in this clause (ii) relates to the Non-California Guarantors, that the Indenture has been duly authorized, executed and delivered by each of the Non-California Guarantors (as defined below) under the laws of its state of organization, and further assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles. As used herein, the term "California Guarantors" means all of the Guarantors organized under the laws of the State of California, and the term "Non-California Guarantors" means all of the Guarantors other than the California Guarantors.

                             (iii) The Securities are in the form established
                      pursuant to the Indenture, have been duly authorized and executed by the Company and, when duly authenticated by the Trustee in the manner provided for in the Indenture and delivered pursuant to the provisions of the Indenture and this Agreement against payment of the purchase price therefor by the Underwriters as specified in this Agreement, will have been duly delivered by the Company and will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                             (iv) The issuance and delivery of the Securities
                      and the Guarantees, the execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Subordinated Guarantees, the Senior Notes, the Indenture or the Senior Guarantees.

                             (v) The Indenture has been qualified under the 1939
                      Act.

                             (vi) This Agreement has been duly authorized,
                      executed and delivered by the Company and each of the California Guarantors.

                             (vii) The Registration Statement is effective under
                      the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                             (viii) The Registration Statement (other than the
                      financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which no opinion need be rendered), at the time the Registration Statement became effective, and the Prospectus (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered), on the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations.

                             (ix) Neither the Company nor any of the Guarantors
                      is, and upon issuance and sale of the Securities and the Guarantees as contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, neither the Company nor any of the Guarantors will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                             (x) The information in the Prospectus under the
                      captions "Risk Factors -- Risk Factors Relating to the Notes Offered by this Prospectus Supplement -- Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors," "Description of the Notes," "Material United States Federal Income Tax Considerations" and "Description of Debt Securities," to the extent that such information constitutes matters of law, summaries of legal matters, summaries of the Securities, the Guarantees, the Indenture (as amended and supplemented by any Officers' Certificate (as such term is defined in the Indenture)) or other instruments, agreements or documents, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                      In rendering such opinion, such counsel shall state that
               such opinion covers matters governed by and arising under the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. In rendering such opinion, such counsel shall further state that, for purposes of such opinion, such counsel has assumed with the permission of the Underwriters that the laws of the State of California govern the Operative Documents, the Guarantees, the Senior Subordinated Notes, the Senior Subordinated Indenture, the Senior Subordinated Guarantees, the Senior Notes and the Senior Guarantees (all of which are by their terms to be governed by the laws of the State of New York) and such counsel expresses no opinion as to whether a court applying California choice-of-law rules would apply the law of the State of New York to such instruments.

                      (2) The favorable opinion, dated as of Closing Time, of
               Kimberly N. King, Esq., Vice President and Corporate Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                             (i) The Company has been duly incorporated and is
                      validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents to which it is a party.

                             (ii) To the best of such counsel's knowledge and
                      information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries (as such term is defined in this Agreement) considered as one enterprise.

                             (iii) Each of the Company's Significant Domestic
                      Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or Partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has power and authority as a corporation or Partnership, as the case may be to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of each Significant Domestic Subsidiary that is a Guarantor, to enter into and perform its obligations under the Operative Documents to which it is a party and, to the best of such counsel's knowledge and information, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings; to the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each such Significant Domestic Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned (except for directors' qualifying shares and a nominal number of shares held by affiliated parties) by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and to the best of such counsel's knowledge and information, all of the issued and outstanding equity interests in each such Significant Domestic Subsidiary which is a Partnership have been duly authorized (if applicable) and validly issued, are fully paid and (except for general partnership interests) non-assessable and are owned by the Company (except, if applicable, to the extent that a minority interest in such Partnership is reflected in the Company's consolidated financial statements included or incorporated or deemed to be incorporated by reference in the Prospectus), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As used in this Agreement, the term "Significant Domestic Subsidiaries" means (i) all of the Guarantors and (ii) all other Significant Subsidiaries other than, solely in the case of this clause (ii), any Significant Subsidiaries organized and existing under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                             (iv) The shares of issued and outstanding Common
                      Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                             (v) To the best of such counsel's knowledge and
                      information, there are no statutes or regulations required to be described in the Registration Statement or the Prospectus or in the documents incorporated or deemed to be incorporated by reference therein which are not described as required, and there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein, including ordinary routine litigation incidental to the business, are, considered in the aggregate and net of reserves and insurance, not material to the Company and its subsidiaries considered as one enterprise.

                             (vi) The information under "Item 1.
                      Business--Regulation and Environmental Matters," "Item 1. Business -- Risk Factors -- We are subject to substantial legal and regulatory requirements regarding the development of land, the homebuilding process and protection of the environment, which can cause us to suffer delays and incur costs associated with compliance and which can prohibit or restrict homebuilding activity in some regions or areas," and "Item 3. Legal Proceedings" in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and under "Risk Factors -- Risk Factors Relating to KB Home -- We are subject to substantial legal and regulatory requirements regarding the development of land, the homebuilding process and protection of the environment, which can cause us to suffer delays and incur costs associated with compliance and which can prohibit or restrict homebuilding activity in some regions or areas" in the Prospectus Supplement and in Item 15 in Part II of the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                             (vii) There are no contracts, indentures,
                      mortgages, loan agreements, notes, leases or other instruments of which such counsel has knowledge that are required to be described or referred to in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein or to be filed or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof and references thereto are correct, to the best of such counsel's knowledge after due inquiry, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any Subject Instrument, and, to the best of such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any other contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed or incorporated by reference, which default (other than in the case of the Subject Instruments) could have a material adverse effect on the Company and its subsidiaries considered as one enterprise or on their consolidated financial condition or earnings.

                             (viii) No authorization, approval, consent or order
                      of any court or governmental authority or agency is required in connection with the issuance or sale of the Securities or the Guarantees to the Underwriters or for the performance by the Company or any of the Guarantors of its obligations under the Operative Documents to which it is a party, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and such as may be required under state securities laws.

                             (ix) The issuance and delivery of the Securities
                      and the Guarantees, the execution and delivery of this Agreement and the Indenture, the consummation of the transactions contemplated herein and therein, and the performance by the Company and each of the Guarantors of their respective obligations under the Operative Documents to which they are parties, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) any Subject Instrument or (B) to the best of such counsel's knowledge and information, any other contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational documents of the Company or any of the Guarantors or any applicable law, administrative regulation or administrative or court decree.

                             (x) The documents incorporated or deemed to be
                      incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                             (xi) To the best of such counsel's knowledge and
                      information, no default with respect to any Indebtedness (as such term is defined in the Base Prospectus under the caption "Description of Debt Securities --

                      Certain Definitions") of the Company or any of its subsidiaries entitling, or which, with notice or lapse of time or both, would entitle, the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or any of the other Operative Documents, the issuance and sale of the Securities or the Guarantees or the consummation of the transactions contemplated hereby or thereby.

                             (xii) The Indenture and this Agreement has been
                      duly authorized, executed and delivered by each of the Non-California Guarantors under the laws of the state of its organization and have been duly authorized by KBSA, Inc. (the "Texas GP"), a Texas corporation and sole general partner of KB Home Lone Star LP (the "Texas Partnership"), under the laws of the State of Texas.

                      In rendering such opinion, such counsel shall state that
               such opinion covers matters governed by and arising under the laws of the State of California, the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the corporate laws of the States of Arizona, Colorado and Nevada and the corporate and limited partnership laws of the State of Texas. Such counsel shall further state that, insofar as such opinion concerns the Operative Documents (all of which are by their terms governed by the laws of the State of New York) or any other instrument or agreement that is not governed by the laws of the State of California, such counsel has assumed without investigation that the laws of the applicable jurisdiction governing the Operative Documents or such other instruments or agreements, as the case may be, are the same as the law of the State of California. In addition, in rendering such opinion, such counsel may, as to other matters governed by the law of any jurisdiction other than the law of the State of California, the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the corporate laws of the States of Arizona, Colorado and Nevada and the corporate and limited partnership laws of the State of Texas, either (a) assume without any investigation that the law of the State of California is the same as the law governing such other matters for all purposes relevant to such opinion or (b) rely on an opinion or opinions of local counsel satisfactory to the Representatives, so long as each such opinion shall be dated as of the Closing Time and in form and substance satisfactory to the Representatives, and shall expressly permit the Underwriters to rely thereon as if such opinion were addressed to the Underwriters.

                      (3) The favorable opinion, dated as of Closing Time, of
               Sidley Austin Brown & Wood LLP counsel for the Underwriters, with respect to this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and such other matters as the Underwriters may request.

                      (4) In giving their opinions required by subsections
               (b)(1), (b)(2) and (b)(3), respectively, of this Section, Munger, Tolles & Olson LLP, Kimberly N. King and Sidley Austin Brown & Wood LLP shall each additionally state that no facts have come to their attention that have caused them to believe that the

               Registration Statement (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any Form T-1, as to which counsel need make no statement), at the time it became effective or as of any subsequent date on which the Company filed an Annual Report on Form 10-K with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need make no statement), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with at the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and each of the Guarantors has complied with all agreements and satisfied all conditions set forth in this Agreement on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers' knowledge and information, no proceedings for that purpose have been initiated or threatened by the Commission, and (v) since the date of this Agreement, none of the ratings assigned by any nationally recognized statistical rating organization to any debt securities of the Company or any subsidiary of the Company has been lowered and no such rating agency has publicly announced that it has placed any debt securities of the Company or of any subsidiary of the Company on what is commonly termed a "watch list" for a possible downgrading. As used in this Section 5(c), the term "Registration Statement" means the Registration Statement as in effect on the date of this Agreement and "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

               (d) At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, any pro forma financial statements).

               (e) At Closing Time, the Securities shall have a rating of at least Ba1 from Moody's Investor's Service Inc. and BB+ from Standard & Poor's, and the Company shall have delivered to the Representatives a letter from each such rating agency or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

               (f) Prior to the Closing Time, if required by the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, the Trustee shall have filed with the Commission an application for the purpose for determining the eligibility of the Trustee under the 1939 Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the 1939 Act and the Commission shall not have issued an order refusing to permit such application to become effective or taken any similar action.

               (g) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and Guarantees as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

               (h) Prior to the Closing Time, the Underwriters shall have been furnished with a signed copy of the Waiver Letter and the Waiver Letter shall be in full force and effect at the Closing Time.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

        SECTION 6. Indemnification.

        (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Citigroup), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or (2) in the Form T-1; and (B) the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, any officers or directors of such Underwriter or any person controlling such Underwriter, if a copy of the Prospectus (as it may then be amended or supplemented if the Company shall have furnished any amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Securities to such person, if such Underwriter was required by law to send or deliver the Prospectus (as so amended or supplemented, if applicable) to such person at or prior to such written confirmation, and if the Prospectus (as so amended or supplemented, if applicable) would have cured the defect giving rise to such loss, claim, damage, liability or expense, except that this clause
(B) shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and its directors and each of its officers who signed the Registration Statement, each Guarantor and its directors and each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel), separate from their own counsel (i) in the case of indemnity pursuant to Section 6(a), for the Underwriters, the directors and officers of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and (ii) in the case of indemnity pursuant to Section 6(b), for the Company and its directors and each of its officers who signed the Registration Statement, each Guarantor and its directors and each of its officers who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity is provided hereunder, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 6(a) or (b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Guarantors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the Assumed Underwriting Discount (as defined below) with respect to the Securities bears to the Assumed Public Offering Price (as defined below) of the Securities and the Company and the Guarantors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the preceding sentence, the Assumed Public Offering Price of the Securities shall be deemed to be equal to 100.661% of the principal amount thereof and the Assumed Underwriting Discount shall be deemed to be equal to 0.047% of the principal amount thereof. For purposes of this Section, each director and officer of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or such Guarantor, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to aggregate principal amount of Securities set forth opposite their respective names in Schedule B hereto and not joint. The obligations of the Company and the Guarantors to contribute pursuant to this Section 7 are joint and several.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or any of the Guarantors or any of the Company's other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any of the Guarantors, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9. Termination of Agreement.

        (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by the Nasdaq National Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or of any subsidiary of the Company shall have been lowered or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or any trust preferred securities, capital securities or similar securities of any subsidiary of the Company on what is commonly termed a

"watch list" for a possible downgrading. As used in this Section 9(a), the term "Registration Statement" means the Registration Statement as in effect on the date of this Agreement and "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

               (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased at Closing Time, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased at Closing Time, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax number: 212-816-7912),
Attention: General Counsel; and notices to the Company and the Guarantors shall be directed to them at 10990 Wilshire Boulevard, Los Angeles, California 90024, (fax number: 310-421-4280) Attention: Kimberly N. King, Esq., Vice President and Corporate Secretary.

        SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Guarantors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Guarantors and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Guarantors and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Guarantors hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Guarantors hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Guarantors agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts to whose jurisdiction the Company or any of the Guarantors is or may be subject, by suit upon such judgment.

        SECTION 14. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York City time.

                            [SIGNATURE PAGE FOLLOWS]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

                                        Very truly yours,

                                        KB HOME


                                        By: /s/ KELLY MASUDA
                                           -------------------------------------
                                           Name:  Kelly Masuda
                                           Title: Senior Vice President, Capital
                                                  Markets and Treasurer


                                        KB HOME PHOENIX INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME COASTAL INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME NORTH BAY INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME SOUTH BAY INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer

                                        KB HOME GREATER LOS ANGELES INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME COLORADO INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME NEVADA INC.


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer


                                        KB HOME LONE STAR LP

                                        By: KBSA, Inc., its General Partner


                                        By: /s/ KELLY M. ALLRED
                                            ------------------------------------
                                            Name:  Kelly M. Allred
                                            Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED
  as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.



By: /s/ MICHAEL S. WEISS
    ---------------------------------
    Name: Michael Weiss
    Title: Vice President

On behalf of each the Underwriters

                                   SCHEDULE A


                               List of Guarantors


1.      KB Home Phoenix Inc., an Arizona corporation

2.      KB Home Coastal Inc., a California corporation

3.      KB Home North Bay Inc., a California corporation

4.      KB Home South Bay Inc., a California corporation

5.      KB Home Greater Los Angeles Inc., a California corporation

6.      KB Home Colorado Inc., a Colorado corporation

7.      KB Home Nevada Inc., a Nevada corporation

8. KB Home Lone Star LP, a Texas limited partnership whose sole general partner is KBSA, Inc., a Texas corporation



                                   Schedule A

                                   SCHEDULE B


                                                                     Aggregate
                                                                     Principal
                                                                       Amount
                 Names of Underwriters                             of Securities
                 ---------------------                             -------------
CITIGROUP GLOBAL MARKETS INC.................................       $150,000,000

        Total................................................       $150,000,000



                                   Schedule B